Ex-99.e.1.iii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

October 22, 2007

Delaware Group Equity Funds III
2005 Market Street
Philadelphia, PA 19103

     Re:     Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of the series of Delaware Group Equity Funds III set forth below (each a “Fund”), the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees applicable to the specified Fund class, so that such Fund’s Rule 12b-1 (distribution) fees with respect to such class will not exceed the percentages set forth below for the period November 1, 2007 through October 31, 2008.

Fund	Class	12b-1 Cap
Delaware American Services Fund	Class A	0.25%
	Class R	0.50%
Delaware Small Cap Growth Fund	Class A	0.25%
	Class R	0.50%
Delaware Trend Fund	Class R	0.50%

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

			By:	/s/ Theodore K. Smith

				Name:	Theodore K. Smith
				Title:	President
				Date:	October 22, 2007

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds III

By:	/s/ Patrick P. Coyne

	Name:	Patrick P. Coyne
	Title:	President
	Date:	October 22, 2007